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                                                                    Exhibit 5.1


                     [Letterhead of Parker, Poe, Adams & Bernstein L.L.P.]








                                 April 29, 1999



Board of Directors
Sonic Automotive, Inc.
5401 East Independence Boulevard
Charlotte, North Carolina  28212

Dear Sirs:

        We are acting as counsel to Sonic Automotive, Inc., a Delaware corporation (the "COMPANY"), in connection with the preparation, execution, filing and processing with the Securities and Exchange Commission (the "COMMISSION"), pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "ACT"), of a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") relating to the issuance and sale of the Shares referred to below. This opinion is furnished to you for filing with the Commission pursuant to Item 601(b)(5) of Regulation S-K promulgated under the
 Act.

        The Registration Statement presently covers the issuance and sale of up to 575,000 shares (the "SHARES") of Class A Common Stock, par value $.01 per share (the "COMMON STOCK"), consisting of 500,000 shares to be offered by the Company and up to an additional 75,000 shares that the several underwriters party to the Purchase Agreement referred to below (the "UNDERWRITERS") will have an option to purchase from the Company solely to cover overallotments. The Shares are proposed to be sold pursuant to a Purchase Agreement among the Company, the selling stockholders named therein, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BancBoston Robertson Stephens, Inc., Stephens, Inc. and NationsBanc Montgomery Securities LLC, as representatives of the several Underwriters, a form of which is filed as
Exhibit 1.1 to the Company's Registration Statement (File No. 333-71803) on
Form S-3, as amended through the date hereof and declared effective as of today's date, (the "PURCHASE AGREEMENT").




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Board of Directors
Sonic Automotive, Inc.
April 29, 1999
Page 2


        In our representation of the Company, we have examined the Registration Statement, the Purchase Agreement, the Company's Amended and Restated Certificate of Incorporation and Bylaws, all as amended to date, all actions of the Company's Board of Directors recorded in the Company's minute book, the form of certificate evidencing the Shares, a certificate of good standing from the State of Delaware and such other documents as we have considered necessary for purposes of rendering the opinions expressed below.

        Based upon the foregoing, we are of the following opinion:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

        2. The execution, attestation, issuance and delivery against payment by the Company of the Shares pursuant to the terms of the Purchase Agreement have been duly authorized by all necessary corporate action on behalf of the Company.

        3. When (a) the Company shall have complied with the registration and prospectus delivery requirements of the Act and such state securities or "blue sky" laws as may be applicable, and (b) the certificates representing the Shares shall have been duly executed, attested, issued, delivered and paid for in accordance with the terms of the Purchase Agreement, then the Shares will be duly and validly issued, fully paid and nonassessable.


        The opinions expressed herein are limited to the laws of the State of North Carolina, the General Corporation Law of the State of Delaware and the Act.

        We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" in related prospectuses.



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Board of Directors
Sonic Automotive, Inc.
April 29, 1999
Page 3

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                       Very truly yours,


                                       /s/ Parker, Poe, Adams & Bernstein L.L.P.

PJS/gci